LABONE, INC.

2000 STOCK PURCHASE LOAN PROGRAM
  Program

  The LabOne, Inc. 2000 Stock Purchase Loan Program (the "Program") provides for the extension of loans ("Loans") to certain officers of LabOne, Inc. ("LabOne") and its subsidiaries (the " Company") to purchase shares of common stock of LabOne ("Common Stock").

  Purpose.

  The purpose of the Program is to further the earnings of the Company by: (a) assisting the Company in attracting, retaining and motivating officers of high caliber and potential and (b) enabling such officers to increase their ownership of Common Stock by financing their purchases, thereby better aligning their interests with the interests of the shareholders of LabOne.

  Eligibility.

  Officers of the Company who are designated by the Board of Directors as "Executive Officers" for purposes of Section 16 of the Securities Exchange Act of 1934 shall be eligible to receive Loans under the Program.

  Administration.

  (a) The Compensation Committee of the Board of Directors (the "Committee") shall administer the Program. The Committee shall have full and final power and authority to administer and interpret the Program. In addition to such general power and authority, and subject to the provisions of the Program, the Committee shall have full and final authority to: (i) determine the amounts to be loaned to any such Executive Officer, (ii) determine the terms and conditions of Loans under the Program and the terms and conditions of any agreement or instrument evidencing a Loan, (iii) authorize the sale of shares of Common Stock pursuant to Loans granted under the Program, (iv) interpret, construe and administer the Program and any instrument or agreement relating to or evidencing a Loan under the Program, (v) establish, amend, suspend or waive rules and guidelines relating to the Program and Loans hereunder, (vi) correct any defect, supply any omission and reconcile any inconsistency in the Program and (vii) make any other determination or take any other action that it deems necessary or desirable for administration of the Program or any Loan hereunder.

  (b) Decisions of the Committee shall be final, binding and conclusive on all persons, including the Company and any person receiving a Loan. The Committee may hold meetings and otherwise take action in the manner permitted under applicable provisions of the Articles of Incorporation and By-laws of LabOne, resolutions of the Board of Directors and state and federal law. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Program or any Loan under the Program.

  Maximum and Minimum Loan Amounts.

  The maximum aggregate amount of Loans under the Program to all Executive Officers of the Company as a group shall be an amount sufficient to enable them to purchase 25,000 shares of Common Stock; provided, however, that in no event shall (a) the amount loaned by the Company under the Program during any calendar quarter exceed $200,000 or (b) the amount of Loans under the Program outstanding at any time exceed $500,000. The maximum amount of Loans under the Program to any individual Executive Officer of the Company shall be an amount sufficient to enable such individual to purchase 5,000 shares of Common Stock. The minimum amount of Loans under the program to any individual Executive Officer of the Company shall be an amount sufficient to enable such individual to purchase 1,000 shares of Common Stock.

  Purchase of Shares of Common Stock

  (a) Shares of Common Stock may be purchased with the proceeds of Loans in the open market or directly from LabOne, as determined by the Committee in its sole discretion. Any shares of Common Stock sold by LabOne pursuant to the Program shall be sold (i) from its treasury shares and (ii) at a price per share equal to the last sale price reported on the Nasdaq National Market on the trading day immediately prior to the day the Loan is granted, as reported in the Wall Street Journal, or the last bid price so reported if there are no reported sales on such trading day.

  (b) The Company may place on any certificate representing shares of Common Stock acquired pursuant to the Program any legend deemed desirable by LabOne's counsel to comply with federal and state securities laws and to disclose the restrictions, if any, on the disposition of such shares imposed by the Committee.

  Terms of Loans.

  Each Loan made under the Program shall be evidenced by a collateral note executed and delivered to LabOne by the Executive Officer of the Company receiving the Loan (the "Participant"), substantially in the form attached hereto as Exhibit A (the "Note"). The Note evidencing a Loan shall comply in all respects with the provisions of the Program and must be executed by the Participant before the Loan is funded. Each Participant shall be required to execute and deliver such other documents and instruments as determined by the Committee in its sole discretion. Each Loan shall be subject to the following terms and conditions:

    Full Recourse Loan. The Participant shall be personally liable for the repayment in full of all principal and interest on the Loan.
    Interest Rate. Each Loan shall provide for the payment of interest at an annual rate equal to the prime rate as of the date the Note is issued, as determined by the Committee, provided that the interest rate shall not be less than the applicable federal rate, as determined under Section 1274(d) of the Internal Revenue Code, at the time the Loan is made.
    Repayment of Principal and Interest. Each Loan shall provide that, commencing the calendar month after the month in which the Loan is funded and the Note is issued, the Participant shall pay biweekly, commencing on the first pay period in that month and continuing on each pay period thereafter, by means of automatic payroll deductions, in one hundred thirty (130) equal installments including principal and interest in accordance with the amortization schedule to be annexed to the Note, the outstanding principal balance of the Loan and all accrued interest thereon. Also, upon the maturity date of the Note, the Company shall have the right to offset the outstanding principal and accrued interest under the Loan against any compensation owing to the Participant, including but not limited to any salary payments, severance payments and benefits, accrued vacation pay, business expense reimbursements and any other payments due the Company by the Participant under the Employment Agreement between the Company and the Participant; provided, however, that any outstanding principal and accrued interest remaining after any such offset shall remain immediately due and payable.
    Collateral. Each Loan shall be secured by (i) the shares of Common Stock acquired with the proceeds of the Loan and (ii) all other assets of the Participant held as collateral by the Company pursuant to any other agreement entered into between the Participant and the Company. LabOne will hold possession of any certificates representing the Common Stock pledged as collateral until the Loan is paid in full.
    Maturity Date. The outstanding principal and accrued interest of each Loan shall become due and fully payable on the first to occur of the following events:
      Termination of employment of the Participant for any reason other than death;
      180 days after the death of the Participant;
      The fifth anniversary of the date the Note is issued; or
      Such other events as are specified in the Note (any one of which shall be the "maturity date").
  Restrictions on Transfer of Common Stock.

  The Participant shall be prohibited from selling or otherwise disposing of the shares of Common Stock acquired with the Loan for a period of one (1) year following the date of their purchase by the Participant. At the time a Loan is made, the Committee may impose additional restrictions on a Participant's ability to sell, encumber or otherwise dispose of the shares of Common Stock acquired with the Loan.

  Amendment of Terms of Outstanding Loans.

  At any time, the Committee may, in its sole discretion, and subject to such conditions as it may impose or authorize, extend the time for repayment of any Loan, forgive the repayment of any or all of the principal and/or interest of any Loan or amend or modify any other terms and provisions of any Loan, provided that a change to a Loan shall not, without the consent of the Participant, adversely affect a Participant's rights under such Loan.

  Miscellaneous.

  (a) No term of the Program shall be construed to confer on any Participant the right to continue in the employ of the Company for any period of time or to restrict the right of the Company to terminate or change the terms of any Participant's employment with the Company at any time, including without limitation any Participant's position or rate of compensation.

  (b) The recipient of any Loan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are delivered to the recipient, and the receipt of shares of Common Stock shall confer no retroactive right to dividends.

  (c) No right or interest of any Participant in any Loan or in the Program shall be assignable or transferable, except by will or the laws of descent and distribution.

  (d) The Program shall be governed by, and shall be construed, enforced and administered in accordance with, the laws of the State of Missouri, except to the extent that such laws may be superseded by any Federal law.

  Termination, Modification.

  If not sooner terminated by the Board of Directors of LabOne, the Program shall terminate at the close of business on September 30, 2010. The Board of Directors may amend or terminate the Program at any time and from time to time in such respects as it deems advisable. An amendment or termination of the Program shall not, without the consent of the Participant, adversely affect the Participant's rights under a previously granted Loan.

EXHIBIT A

FORM OF COLLATERAL NOTE

Date: ____________         Principal Amount $____________

FOR VALUE RECEIVED, the undersigned, __________________ (the "Maker") promises to pay to the order of LabOne, Inc., a Missouri corporation (the "Company"), on the dates specified below, the principal sum of _________________________ ($____________), and to pay interest on the principal amount of this Note outstanding from time to time at the rate of _____% per annum. Interest shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days).

Commencing the calendar month after the month in which this Note was originally issued by Maker to the Company, Maker shall pay bi-weekly, commencing on the first pay period in that month and continuing on each pay period thereafter, by means of automatic payroll deduction, in one hundred thirty (130) equal installments including principal and interest in accordance with the amortization schedule attached to this Note as Annex A, the outstanding principal balance of this Note and all accrued interest thereon.

All payments of principal and interest shall be in lawful money of the United States of America and made at the principal office of the Company located at 10101 Renner Road, Lenexa, Kansas or at such other place as the holder hereof may designate in writing. All payments made under this Note shall be applied first to the payment of any costs, fees or expenses due under this Note, second to the payment of accrued and unpaid interest hereon, and third and finally, to the reduction of the outstanding principal balance of this Note.

The principal amount of this Note is payable in full upon the earliest to occur of: (i) termination of Maker's employment with the Company and its subsidiaries for any reason other than death; (ii) 180 days after the death of Maker; or (iii) the fifth anniversary date of the date the Note is issued. Unpaid accrued interest on this Note shall be payable in full on the same date as the principal amount becomes payable.

This Note may be prepaid in full at any time or in part from time to time without penalty. The Maker hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest, notice of acceleration, any and all other notices and demands in connection with this Note, and any defense by reason of extension of time for payment or other indulgence granted by the holder hereof.

The following events shall constitute an Event of Default hereunder:

(a) if any installment of principal and interest on this Note shall not be paid when due;

(b) if Maker defaults in any payment of principal or interest on any other obligation for money borrowed beyond any period of grace provided with respect thereto, or defaults in any material respect in the performance of any other agreement, term or condition contained in any material agreement under which any such obligation is created (or if any other default under any such material agreement shall occur and be continuing), if the effect of any such default is to cause, or permit the holder or holders of any such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity;

(c) if Maker defaults in any material respect in the performance of any agreement, term or condition set forth in any agreement between Maker and the Company, including, but not limited to, any other note, any employment agreement and any confidentiality or non-competition agreement;

(d) if an order, judgment or decree is entered adjudicating Maker bankrupt or insolvent; or Maker shall commence any case, proceeding or other action relating to Maker in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of Maker's debts, or for any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or if Maker shall apply for a receiver, custodian or trustee of Maker or for all or a substantial part of the property of Maker; or if Maker shall make an assignment for the benefit of creditors; or if Maker shall be unable to, or shall admit in writing the inability to, pay the debts of Maker as they become due; or if Maker shall become insolvent; or if Maker shall take any action indicating Maker's consent to, approval of, or acquiescence in, or in furtherance of, any of the foregoing; or

(e) if any case, proceeding or other action against Maker shall be commenced in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or if a receiver, custodian or trustee of Maker or for all or a substantial part of the properties of Maker shall be appointed; or if a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of Maker; and if in each such case such condition shall continue for a period of 30 days with being dismissed or discharged.

IF ANY ONE OR MORE EVENTS OF DEFAULT SHALL OCCUR AND BE CONTINUING FOR ANY REASON WHATSOEVER (AND WHETHER SUCH OCCURRENCE SHALL BE VOLUNTARY OR INVOLUNTARY OR COME ABOUT OR BE EFFECTED BY OPERATION OF LAW OR OTHERWISE), THEN IN ADDITION TO ANY RIGHT, POWER OR REMEDY PERMITTED UNDER THIS NOTE, OR BY LAW OR EQUITY OR OTHERWISE, THE HOLDER HEREOF SHALL HAVE AND MAY EXERCISE FROM TIME TO TIME THE FOLLOWING RIGHTS AND REMEDIES (I) THE RIGHT TO DECLARE THE ENTIRE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE, ALL ACCRUED AND UNPAID INTEREST THEREON AND OTHER AMOUNTS OWED TO THE HOLDER HEREOF UNDER THIS NOTE AND UNDER ANY OTHER PROMISSORY NOTE EXECUTED AND DELIVERED BY MAKER TO THE COMPANY TO BE IMMEDIATELY DUE AND PAYABLE; (II) ALL OF THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER THE UNIFORM COMMERCIAL CODE OR UNDER OTHER APPLICABLE LAW, AND ALL OTHER LEGAL AND EQUITABLE RIGHTS TO WHICH THE COMPANY MAY BE ENTITLED AS A SECURED PARTY, ALL OF WHICH RIGHTS AND REMEDIES SHALL BE CUMULATIVE, AND NONE OF WHICH SHALL BE EXCLUSIVE; AND (III) THE RIGHT TO OFFSET THE OUTSTANDING PRINCIPAL AND ACCRUED INTEREST UNDER THE NOTE AGAINST ANY AND ALL MONIES AT ANY TIME HELD AND ANY OTHER INDEBTEDNESS (WHETHER MATURED OR UNMATURED) OWING BY THE COMPANY TO OR FOR THE BENEFIT OF MAKER AND AGAINST COMPENSATION OWING TO MAKER, INCLUDING BUT NOT LIMITED TO ANY SALARY PAYMENTS, SEVERANCE PAYMENTS AND BENEFITS, ACCRUED VACATION PAY, ANY BUSINESS EXPENSE REIMBURSEMENTS AND ANY OTHER PAYMENTS DUE THE COMPANY BY THE MAKER UNDER THE EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND THE MAKER; PROVIDED, HOWEVER, THAT ANY OUTSTANDING PRINCIPAL AND ACCRUED INTEREST REMAINING AFTER ANY SUCH OFFSET SHALL REMAIN IMMEDIATELY DUE AND PAYABLE. THE FOREGOING RIGHT OF SET OFF SHALL BE IN ADDITION TO ANY OTHER RIGHTS OF SET OFF THE HOLDER HEREOF MAY HAVE AT LAW, IN EQUITY OR BY AGREEMENT. INTEREST WILL COMPOUND MONTHLY AFTER DEFAULT.

The Maker grants to the Company a security interest in the Collateral (as defined below) for the payment of all amounts due under this Note and all renewals and extensions hereof and for the performance and payment of any and all obligations and indebtedness of the Maker to the Company hereunder.

The following certificates, registered in the name of the Maker, with stock powers duly endorsed in blank and otherwise in proper form for transfer, are delivered together with this Note to the Company:

Certificate No. _______, representing _______ shares of the common stock of LabOne , Inc.

The term "Collateral" as used herein shall mean (a) the above-described shares of the common stock of LabOne, Inc. ("Shares") and any and all accessions and accruals thereto, including those by way of dividend, corporate reorganization, liquidation, split or change in capital structure, all of which will be promptly delivered to the Company with stock powers and other forms of assignment duly endorsed in blank, if endorsement is required, and otherwise in proper form for transfer and (b) all products and proceeds of the foregoing (whether in the form of cash, instruments, documents, general intangibles, contract rights, accounts, chattel paper, inventory, equipment, goods or otherwise). The Company shall not have the right to vote or to receive dividends on shares of stock pledged hereunder unless and until an Event of Default shall have occurred hereunder. Notwithstanding the pledge of Collateral by the Maker hereunder, the Maker shall be personally liable for the repayment in full of all amounts payable under this Note.

Maker represents to the Company that Maker is purchasing the Shares for Maker's own account and for investment purposes only, and has no present intention, agreement or arrangement for the distribution, transfer, assignment, resale or subdivision thereof. Maker understands that the Shares are intended to be exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. Maker understands and agrees that the Shares shall not be offered, sold, transferred, pledged or hypothecated to any person or entity for a period of six months from and after the date hereof, or thereafter in the absence of federal and state registration, or an opinion of counsel satisfactory to the Company that said registration is not required due to the availability of an applicable exemption from federal and state registration.

Maker agrees that any certificate representing the Shares shall have imprinted on it a legend substantially the same as the following:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws. Such securities cannot be resold or transferred for one year after the date of transfer of such securities by the Company to the holder of this certificate, and cannot be resold or transferred thereafter unless they are registered under said Act and such laws or unless an exemption from registration is available in the opinion of counsel satisfactory to the Company.

If this Note or any principal or interest payment hereon is not paid when due or at maturity, whether by reason of acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection (including attorneys who are employees of the Company or affiliates of the Company), whether litigation is commenced or not, for foreclosure of any security interest securing payment hereof, or for representation of the holder hereof in connection with bankruptcy or insolvency proceedings, Maker promises to pay, in addition to the amounts due hereon, all reasonable costs and expenses of such collection, foreclosure and representation, including reasonable attorneys' fees.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

No forbearance on the part of the holder hereof and no extension of the time for the payments due hereunder shall operate to release, discharge, modify, change or affect the original liability of Maker, nor shall such forbearance by the holder hereof act as a waiver of any of the holder's rights. Any waiver, permit, consent or approval of any kind or character on the part of the holder hereof of any breach or default under this Note must be in writing and shall be effective only to the extent specifically set forth in such writing.

No right or remedy herein conferred upon the holder hereof is intended to be exclusive of any other right or remedy contained herein, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or by statute or otherwise.

Time is of the essence with respect to all of Maker's obligations under this Note.

This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri.

IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has executed this Note as of the day and year first above written.

MAKER: